Item 77C DWS Large Cap Value VIP (a Series of the DWS Variable Series II)

Registrant incorporates by reference its
Registration Statement on Form N-14, filed on
March 5, 2007 (SEC Accession No. 0001193125-07-
046109)

Shareholder Meeting Results:

A Special Meeting of Shareholders of the DWS
Large Cap Value VIP (the "Portfolio")
was held on April 11, 2007. The following matters were voted upon by the shareholders of said Portfolio (the resulting votes are presented below):

Proposal 1:
Approval of a new investment management
agreement between DWS Variable Series II, on behalf of the Portfolio, and Deutsche
Investment Management Americas Inc.
("DIMA").

Number of Votes:



For
Against
Abstain



15,330,145.960
539,010.247
1,426,135.558


Proposal 2:
Approval of a sub-advisory agreement between DIMA and Deutsche Asset Management
International GmbH with respect to the
Portfolio.

Number of Votes:



For
Against
Abstain



15,229,326.436
638,490.762
1,427,474.567


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